Exhibit (a)(1)(iv)

        PRICE LEGACY CORPORATION

Offer to Exchange
Shares of
Common Stock or 6.82% Series 1 Cumulative Redeemable Preferred Stock
for Any and All Outstanding Shares of
its 8 3/4% Series A Cumulative Redeemable Preferred Stock

                                , 2004

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

        Enclosed for your consideration is an Offering Circular (the "Offering Circular") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offering Circular, the "Exchange Offer") relating to the offer by Price Legacy Corporation, a Maryland corporation ("Price Legacy"), to exchange shares of its Common Stock or 6.82% Series 1 Cumulative Redeemable Preferred Stock (the "Series 1 Preferred Stock") for any and all of the outstanding shares of its 8 3/4% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), upon the terms and conditions set forth in the Offering Circular.

        The Exchange Offer consideration consists of, at the holder's election, either 4.2 shares of Common Stock (or 1.05 shares of Common Stock after giving effect to Price Legacy's proposed 1-for-4 reverse stock split) or one share of Series 1 Preferred Stock for each share of Series A Preferred Stock tendered pursuant to the Offering Circular.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         ,  2004, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE") OR EARLIER TERMINATED. HOLDERS WHO DESIRE TO RECEIVE THE EXCHANGE OFFER CONSIDERATION MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR SERIES A PREFERRED STOCK PURSUANT TO THE EXCHANGE OFFER ON OR PRIOR TO THE EXPIRATION DATE.

        For your information and for forwarding to your clients for whom you hold Series A Preferred Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

        1.     Offering Circular dated                         , 2004.

        2.     A Letter of Transmittal for the Series A Preferred Stock for your use and for the information of your clients, together with "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" providing information relating to backup U.S. federal income tax withholding.

        3.     A Notice of Guaranteed Delivery for the Series A Preferred Stock to be used to accept the Exchange Offer if the Series A Preferred Stock and all other required documents cannot be delivered to Mellon Investor Services LLC in its capacity as the exchange agent (the "Exchange Agent") by the Expiration Date.

        4.     A printed form of letter which may be sent to your clients for whose accounts you hold Series A Preferred Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer. This form will enable your clients to tender all Series A Preferred Stock that they own.

        DTC participants will be able to effect tenders through the DTC Automated Tender Offer Program.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

        Any inquiries you may have with respect to the Exchange Offer should be addressed to Mellon Investor Services LLC in its capacity as the information agent (the "Information Agent") at (800) 335-7842 or at the address set forth on the back cover of the Offering Circular. Additional copies of the enclosed materials may be obtained from the Information Agent.

                      Very truly yours,

                      PRICE LEGACY CORPORATION

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PRICE LEGACY, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.